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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)    June 10, 1997
                                                ________________________________



                              Just For Feet, Inc.
________________________________________________________________________________
             (Exact name of registrant as specified in its charter)


         Alabama                      0-23570                     63-0734234
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(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation)                                       Identification No.)


7400 Cahaba Valley Road, Birmingham, Alabama                        35242
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(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code   (205) 408-3000
                                                  ______________________________



                                      N/A
________________________________________________________________________________
         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.
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          On June 10, 1997, the Registrant issued a press release announcing that it proposed to offer a new issue of $100 million principal amount of Convertible Subordinated Notes due 2004. The Notes would be convertible into the Registrant's common stock at the option of the holder. The Registrant may also issue up to an additional $15 million of Notes to cover over-allotments made in connection with such offering. The Registrant intends to use the proceeds from the sale of the Notes for general corporate purposes, including working capital to fund the Company's expansion and for potential acquisitions.

          On June 23, 1997, the Registrant issued a press release announcing that it had postponed the private placement of Notes in order to obtain shareholder approval to issue the debt as required by the Constitution of the State of Alabama (the Registrant's state of incorporation).

          The foregoing summary is subject to the full text of the press releases with respect thereto, copies of which are attached hereto as Exhibits
99.1 and 99.2, which exhibits are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
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         (c) Exhibits.  The following exhibits are filed with this Report:

             99.1 - Press Release (June 10, 1997)

             99.2 - Press Release (June 23, 1997)

                                      -2-
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                JUST FOR FEET, INC.



                                By: /s/ Eric L. Tyra
                                    ----------------------------------
                                    Eric L. Tyra
                                    Executive Vice President and Chief
                                    Financial Officer

Dated: July 3, 1997